Exhibit 10.2

First Amendment To The
Ensign Services, Inc.
Deferred Compensation Plan

WHEREAS, Ensign Services, Inc. (the “Company”) adopted the Ensign Services, Inc. Deferred Compensation Plan, effective as of September 1, 2018 (the “Plan”); and
WHEREAS, Section 10.2 of the Plan permits the Company to amend the Plan; and
WHEREAS, the Company desires to amend the definition of “Retirement” under the Plan and to make certain other related amendments, effective as of the date set forth below;
NOW, THEREFORE, the Plan is hereby amended, effective as of the date set forth below, in the following respects:
1.Section 1.28 is amended in its entirety to read as follows:
“1.28    “Retirement” shall mean:

(a)    For deferrals credited to the Plan for Plan Years ending prior to 2021, a Participant's Separation from Service after having attained age fifty-five (55) and completed at least ten (10) Years of Service, and

(b)     For deferrals credited to the Plan for Plan Years beginning on or after 2021, a Participant’s Separation from Service after having attained age fifty (50) and completed at least fifteen (15) Years of Service.”

2.Section 3.5(a) is amended in its entirety to read as follows:
“(a) Initial Election. At the time of making a deferral election under the Plan, the Participant shall designate the time and form of distribution of deferrals made pursuant to such election (together with any earnings credited thereon) from among the alternatives specified under Article VI for the applicable distribution. At the time of a Participant's initial enrollment in the Plan, or in connection with a subsequent first enrollment after the 2020 Plan Year, a participant must elect the form of distribution for the applicable “Primary” Retirement Account, as described in the following sentences. For an initial enrollment that occurs during a Plan Year that ends prior to 2021, this Primary Retirement Account shall be deemed to be the Participant’s “Pre-2021 Primary Retirement Account." For an initial enrollment that occurs during a Plan Year that begins on or after 2021, or for a Participant who initially enrolled in the Plan prior to the 2021 Plan Year and subsequently enrolls in the Plan after the 2020 Plan Year, this Primary Retirement Account shall be deemed to be the Participant’s “Post-2020 Primary Retirement Account." A new distribution election may be made at the time of subsequent deferral elections with respect to deferrals in Plan Years beginning after the election is made in accordance with the Participant Election forms. Separate distribution election(s) shall be required for each Plan Year. If no election is made with respect to a deferral election, applicable deferral amounts shall be deemed to have been allocated to the Participant's Pre-2021 Primary Retirement Account, if such amounts are credited for a Plan Year that occurs before 2021, or to the Participant’s Post-2020 Primary Retirement Account, if such amounts are credited for a Plan Year that occurs on or after 2021.”

3.Section 6.1(a) is amended in its entirety to read as follows:
“(a) Timing and Form of Retirement Distributions. Except as otherwise provided herein, in the event of a Participant's Retirement, the Distributable Amount credited to (i) the Participant's Pre-2021

Primary Retirement Account, (ii) the Participant's Post-2020 Primary Retirement Account, (iii) any additional Retirement Account, if applicable, and (iv) any Scheduled Distribution Accounts that have not commenced distribution as of the date of the Separation from Service, shall be paid to the Participant in a lump sum on the applicable Payment Date following the Participant's Retirement, unless the Participant has made an alternative benefit election on a timely basis to receive a Retirement Account in substantially equal annual installments over a period of up to ten (10) years, or in a combination of an initial lump sum of a percentage of the applicable Retirement Account and the remainder in the form of annual installments over a period of up to ten (10) years. Pursuant to Section 6.5, any un-commenced Scheduled Distribution Account as of the date of the Participant's Retirement will be distributable at the time and in the form applicable to the designated Pre-2021 Primary Retirement Account or Post-2020 Retirement Account, as the case may be, the determination of which is based on the Plan Year for which a Scheduled Distribution Account was originally established. For example, if a Scheduled Distribution Account was first established for the 2020 Plan Year, then that un-commenced Scheduled Distribution Account will be distributed in accordance with the Pre-2021 Primary Retirement Account. In the alternative, if a Scheduled Distribution Account was first established for the 2021 Plan Year, then that un-commenced Scheduled Distribution Account will be distributed in accordance with the Post-2020 Primary Retirement Account. A Participant may change the time and/or form of distribution for any Retirement Account, provided such revised election complies with the requirements of Section 3.5.”

4.Section 6.5(b) is amended in its entirety to read as follows:

(b) Relationship to Other Benefits. In the event of a Participant's Retirement, Termination of Service, Disability or death prior to the Payment Date for one or more Scheduled Distribution Accounts, such Scheduled Distribution Accounts shall not be distributed under this Section 6.5, but rather shall be distributed in accordance with the other applicable Section of this Article VI. In the event of the Participant's Retirement, any such Scheduled Distribution Account will be distributable at the time and in the form for to the applicable Primary Retirement Account as set forth in Section 6.5.

5.Appendix A is amended in its entirety to read as follows:
•SNF Leadership Incentive Program – Executive Director/CEO
•SNF Leadership Incentive Program – Market Leader
•Leadership Incentive Program - President

IN WITNESS WHEREOF, the undersigned executed this First Amendment to the Plan effective as of January 1, 2021.

Ensign Services, Inc.

_____________________________________________ (Signature)

By: __________________________________________ (Print Name)

Its: ___________________________________________ (Title)